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                                                                    EXHIBIT 4.4

                              THERMO FIBERGEN INC.
                                REDEMPTION RIGHTS
                                                               CUSIP 88355U 11 7

Redemption Right                                            Number of Redemption
   No.:  ____                                                  Rights: _____




              Incorporated under the laws of the State of Delaware


         This certifies that for value received ________________ (the "Holder") has the right, during the month of September in the calendar year 2000 (the "First Redemption Period") and during the month of September in the calendar year 2001 (the "Second Redemption Period"), and ending at 5:00 p.m., New York City Time, on the last day thereof, to require Thermo Fibergen Inc. (the "Corporation") to redeem _____ shares (the "Shares") of the common stock, $.01 par value per share (the "Common Stock"), of the Corporation in accordance with the terms set forth in this Certificate. Each right represented by this Certificate to require the redemption of one such Share is sometimes hereinafter referred to as a "Right" and the aggregate of such rights represented by this Certificate to require the redemption of one such Share is sometimes hereinafter referred to as the "Rights." The aggregate of all rights substantially identical to these Rights that are outstanding from time to time, including these Rights, are sometimes hereinafter referred to as the "Redemption Rights." The First Redemption Period and the Second Redemption Period are sometimes hereinafter referred to individually as a "Redemption Period" and collectively as the "Redemption Periods."

         This Certificate is transferable on the books of the Corporation by the Holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Prior to __________, this Certificate may be transferred only if the Holder hereof simultaneously surrenders for transfer a certificate representing a like number of Shares of Common Stock registered in the name of such Holder properly endorsed. After __________, this Certificate may be transferred independently of the transfer of any Shares of Common Stock. No fractional Redemption Rights will be issued.

         A. Exercise. During each Redemption Period, the Holder may exercise all or any portion of his right to require the Corporation to redeem up to _____ Shares as provided herein. Notwithstanding anything to the contrary, (a) any such redemption and the procedures relating to the redemption and offer of redemption set forth herein (the "Redemption") shall be conducted in compliance with all applicable laws, including all federal securities laws, and (b) the obligation of the Corporation to redeem shares is contingent upon compliance with Delaware General Corporation Law Section 160 and if at any time the Corporation's capital is impaired or the Redemption of the Shares would cause any impairment of the Corporation's capital, or if the Corporation is otherwise prohibited by law from redeeming the Shares, the Redemption will occur to the extent permissible and, to the extent permitted, as soon as possible after such legal prohibition or impediment is no longer applicable.
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         B. Consideration to be Received. Upon the valid exercise of these
Rights, in whole or in part, the Holder shall be entitled to receive from the Corporation, upon surrender to the Corporation of such Rights and Shares as provided below $_____ per Share redeemed, adjusted as provided herein (the "Redemption Price").

         C. Notice to Shareholders. The Corporation shall cause to be published in the Wall Street Journal, and shall mail to the registered holders of the Redemption Rights (the "Holders") at their registered addresses, not less than 15 nor more than 45 days prior to the commencement of each Redemption Period, a notice (the "Notice"). Such Notice shall state the number of Redemption Rights outstanding that are eligible for exercise on the date of such Notice, the address of the Corporation or its agent at which Holders may surrender their Shares (accompanied by Redemption Rights) for Redemption and any other procedures determined by the Board of Directors for exercise of the Redemption Rights in accordance with the terms of this Certificate and the other certificates for Redemption Rights.

         D. Exercise of Redemption Rights. (1) Holders may exercise their right to have the Corporation redeem Shares upon surrender to the Corporation or its agent (as specified in the Notice) during the Redemption Period at the Corporation's office or the office of its agent (at the address specified in the Notice) the certificate or certificates evidencing their Redemption Rights with the form on the reverse thereof indicating the number of Shares being tendered for Redemption completed and duly signed along with the certificate or certificates representing the Shares to be redeemed, such certificate or certificates representing the Shares to be duly endorsed in blank. The Holder of this certificate may require the Corporation to redeem up to the number of Shares set forth above. The Holder will be entitled to revoke an election to redeem so long as written notice of revocation is received by the Corporation or its agent, as specified in the Notice, before expiration of the relevant Redemption Period. The Corporation or its agent will hold such certificates in trust for the Holder until payment shall have been made in accordance with Section E hereof.

                  (2) In the event that the Holder exercises fewer Rights than are represented by this Certificate, or elects to redeem fewer Shares than represented by the stock certificate surrendered, the Corporation or the transfer agent for the Corporation's Redemption Rights and Common Stock shall issue a new certificate or certificates of Common Stock or Redemption Rights for the balance of the number of Rights not exercised or shares of Common Stock not redeemed by the Corporation, except that no such certificate shall be delivered to Holders relating to unexercised Redemption Rights after the Second Redemption Period.

         E. Manner of Payment. The Corporation shall within five business days after the end of each Redemption Period pay, or cause payment to be made, in the form of a check mailed to the redeeming Holders, for the Shares redeemed as provided in the Redemption Rights.

         F. Adjustment of Amounts. If at any time or from time to time on or after __________, 1996 and prior to September 30, 2001 there shall be (i) a capital reorganization of the Common Stock, (ii) a merger or consolidation of the Corporation with or into another corporation, (iii) the


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liquidation or dissolution of the Corporation or the sale of all or substantially all of the Corporation's assets to any other person, (iv) payment of a dividend in shares of Common Stock or Redemption Rights or a distribution made in shares of Common Stock or Redemption Rights, or a distribution to all holders of Common Stock of a security or right convertible into or exchangeable for shares of Common Stock, (v) a subdivision of outstanding shares of Common Stock or Redemption Rights; (vi) the combination of the outstanding shares of Common Stock or Redemption Rights into a smaller number of shares of Common Stock or Redemption Rights; or (vii) the issuance of other securities of the Corporation by reclassification of the Corporation's shares of Common Stock or Redemption Rights (including any such reclassification in connection with a consolidation or merger in which the Corporation is the surviving corporation) or similar event, then as a part of such event, effective provision shall be made in a manner determined by the Board of Directors of the Corporation so that the Holders shall thereafter be entitled to redeem the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such event, to the end that the provisions herein provided shall be applicable after that event in as nearly equivalent a manner as may be practicable. Whenever an adjustment as provided above is made, the Corporation shall send by first class mail, postage prepaid, to the Holders, at their registered addresses, notice of such adjustment setting forth the details of such adjustment.

         G. Expiration of Redemption Rights. The Redemption Rights will expire and become worthless in the event that, at any time after __________ and (i) prior to the beginning of the First Redemption Period or (ii) after the end of the First Redemption Period and prior to the beginning of the Second Redemption Period, the closing price of the Corporation's Common Stock as reported on the principal trading market for such Common Stock has been at least 150% of the Redemption Price, as adjusted as provided above, for 20 of any 30 consecutive trading days and provided that neither Thermo Electron Corporation nor any of its subsidiaries have purchased any Shares of Common Stock on any of such days.

         H. Interest. In the event that any Redemption is deferred as provided in Section A hereof, the Redemption Price applicable to the deferred Redemption Period will continue to compound annually at an annual rate equal to the Base Rate of Bank Boston and the amounts payable to Holders of the Redemption Rights in respect of the deferred Redemption Period will be calculated on such adjusted Redemption Price.

         I. Definition. As used herein, the term "business day" shall mean any day in which the American Stock Exchange is open for trading.

         J. Amendments. The Redemption Rights and this Redemption Rights Certificate may not be amended in any manner that dilutes or impairs the rights of the Holders without the consent of the holders of two-thirds of the then outstanding Redemption Rights (which need not include the Holder) other than Thermo Electron and its subsidiaries; provided, however, that any such amendment in accordance with Section F above shall not require any such consent.

         K. Exchange of Certificates. This Certificate may be exchanged at the office of the Corporation upon its surrender, duly endorsed either separately or in combination with one or



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more other Redemption Right Certificates for one or more new Redemption Rights
Certificates evidencing the same aggregate number of Redemption Rights evidenced by the Redemption Right Certificate or Certificates exchanged.

         L. Other Provisions. The Holder hereof may be treated by the Corporation and all other persons dealing with this Redemption Rights Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the Rights represented hereby or to the transfer hereon on the books of the Corporation any notice to the contrary notwithstanding, and until such transfer on such books, the Corporation may treat the Holder hereof as the owner for all purposes.

         This Redemption Rights Certificate does not entitle any Holder hereof to any of the rights of a shareholder of the Corporation.

         By accepting this Certificate the Holder hereby consents to its terms.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
      ----------


- --------------------------                        ------------------------------
      Secretary                    [Seal]         President and Chief Executive
                                                             Officer

Countersigned and Registered:

                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 (NEW YORK, NY)

By                                  Transfer Agent
  ---------------------------       and Registrar
      Authorized Signature


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                                 EXERCISE FORM


         The undersigned hereby irrevocably exercises _________ of the Rights represented by the within Certificate and hereby surrenders to the Corporation an equal number of Shares, and requests that the consideration to be received by the undersigned upon such exercise be issued in the name of:

- ----------------------------------------------------------------------------
          (Please Print Name, Address and Taxpayer Identification No.)

         If the number of Rights represented by this Certificate and/or the number of Shares represented by the stock certificate or certificates enclosed herewith is greater than the number of Rights exercised or Shares surrendered, the undersigned requests that a new Redemption Rights Certificate and/or stock certificate for the balance of Rights and/or Shares remaining be registered in the name of the undersigned Holder as indicated below and delivered to the address stated below.

Date:
     ---------------, ----

Name of Holder:
               -----------------------------------------------------------------
                                        (Please Print)

Address:
        ------------------------------------------------------------------------

       -------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

Taxpayer Identification No.:
                             ---------------------------------------------------


NOTE: The above signature must correspond with the name as written upon the face of this Redemption Rights Certificate in every particular, without alteration or enlargement or any change whatever.


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                                   ASSIGNMENT

     (TO BE SIGNED BY THE REGISTERED HOLDER ONLY UPON ASSIGNMENT OF RIGHTS)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

- ------------------------------------------------------------------------------
         (Name and Address of Assignee Must be Printed or Typewritten)

____________________________________________________________ Redemption Rights,
represented by this Redemption Rights Certificate, and hereby irrevocably constitutes and appoints __________________________ attorney to transfer said Rights on the books of the Corporation, with full power of substitution in the premises.

Date:
     ------------, -----


                                          --------------------------------------
                                                Signature of Registered Holder

                                           The above signature must correspond
                                           with the name as written upon the
                                           face of this Redemption Rights
                                           Certificate in every particular,
                                           without alteration or enlargement or
                                           any change whatever.


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
                    GUARANTEE OF THERMO ELECTRON CORPORATION


         1. FOR VALUE RECEIVED, Thermo Electron Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Guarantor"), hereby unconditionally guarantees to the holder of the Rights represented by the Certificate upon which this Guarantee is endorsed (the "Holder") the due and punctual payment of any amounts due from Thermo Fibergen Inc. ("TFG") to the Holder pursuant to TFG's obligation to redeem shares of its outstanding Common Stock during any Redemption Period, as that term is defined on the face of this Certificate, in case of the failure of TFG to make any such payment punctually when and as the same shall become due and payable.

         2. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of TFG's redemption obligations and shall be applicable without regard to the provisions of Section 160 of the Delaware General Corporation Law (with respect to the impairment of the capital of TFG) or other legal prohibition or impediment and irrespective of the absence of any action to enforce the same, any waiver or consent by the Holder, the recovery of any judgment against TFG or any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of TFG, any right to require a proceeding first against TFG, protest or notice with respect to redemption of TFG's Common Stock as provided in this Certificate relating to redemption of TFG's Common Stock and of this Guarantee.

         3. (a) Prior to satisfaction in full of the aforesaid redemption obligations and this Guarantee, the Guarantor will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation or entity, unless (i) either (A) the Guarantor shall be the surviving corporation in the case of a merger or (B) the surviving, resulting or transferee corporation or entity shall expressly assume the due and punctual performance of all of the covenants and obligations of the Guarantor under this Guarantee and (ii) the Guarantor or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Guarantor under this Guarantee.

            (b) Upon any merger, consolidation, sale, conveyance or assumption as provided in Section 3(a), the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Guarantor under this Guarantee with the same effect as if such successor or assuming corporation had been named as the guarantor therein and herein and the Guarantor shall be released from its liability as obligor under this Guarantee.

         4. (a) The Guarantor, for itself, its successors and assigns, covenants and agrees, and each Holder by his acceptance of the Rights likewise covenants and agrees, that all


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obligations of the Guarantor relating to payment of any amounts due for the redemption of TFG Common Stock pursuant to the terms set forth in this Certificate are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor.

         "Senior Indebtedness" shall mean the principal of, premium, if any, and interest and other amounts due on or with respect to the following, whether outstanding at the date hereof or thereafter incurred or created:

                  (i) indebtedness of the Guarantor for money borrowed by the Guarantor (including, without limitation, purchase money obligations), whether or not evidenced by debentures, bonds, notes or other corporate debt securities or similar instruments issued by the Guarantor (including the principal of, premium, if any, and interest on the Guarantor's 5% Senior Convertible Debentures due 2001 and 4 5/8% Senior Convertible Debentures due 1997); provided, however, that Senior Indebtedness shall not include (i) the Guarantor's obligations with respect to its outstanding 4 1/4% Convertible Subordinated Debentures due 2003 or its outstanding 4 7/8% Convertible Subordinated Debentures due 1997, obligations represented by which rank pari passu with the obligations represented by this Guarantee in right of payment, (ii) the Guarantor's subordinated guarantees of the principal, premium, if any, and interest on the Non-Interest Bearing Convertible Subordinated Debentures due 2003 issued by Thermedics Inc., the Non-Interest Bearing Convertible Subordinated Debentures due 2001 issued by Thermo Ecotek Corporation, the 6 1/2% Convertible Subordinated Debentures due 1997 and the 4 5/8% Convertible Subordinated Debentures due 2003 issued by Thermo TerraTech Inc., the 6 5/8% Convertible Subordinated Debentures due 2001 issued by Thermo Instrument Systems Inc., the Non-Interest Bearing Convertible Subordinated Debentures due 1997 issued by Thermo Cardiosystems Inc., the 3 3/4% Convertible Subordinated Debentures due 2000 issued by Thermo Voltek Corp., the 4 7/8% Convertible Subordinated Debentures due 2000 issued by Thermo Remediation Inc., the 5% Convertible Subordinated Debentures due 2000 issued by ThermoQuest Corporation or the 5% Convertible Subordinated Debentures due 2000 issued by Thermo Optek Corporation, obligations represented by which rank pari passu with the obligations represented by this Guarantee in right of payment, or (iii) the Guarantor's subordinated guarantee of the obligations to redeem the common stock of ThermoLyte Corporation, obligations represented by which rank pari passu with the obligations represented by this Guarantee in right of payment;

                  (ii) obligations to reimburse any bank or other person in respect of amounts paid under letters of credit;

                  (iii) leases of real property, equipment or other assets, which leases are capitalized in the Guarantor's financial statements in accordance with generally accepted accounting principles;


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
                  (iv) commitment, standby and other fees due and payable to financial institutions with respect to credit facilities available to the Guarantor;

                  (v) obligations of the Guarantor under interest rate or currency swaps, floors, caps or other similar arrangements intended to hedge interest rates or currency exposure;

                  (vi) indebtedness secured by any mortgage, pledge, lien or other encumbrance on property which is owned or held by the Guarantor subject to such mortgage, pledge, lien or encumbrance, whether or not the indebtedness secured thereby shall have been assumed by the Guarantor;

                  (vii) obligations of the Guarantor constituting guarantees of indebtedness of or joint obligations with another or others which would be included in the preceding clauses (i), (ii), (iii), (iv), (v) or
         (vi) (including the Guarantor's guarantee of the principal of, premium, if any, and interest on the 3 3/4% Senior Convertible Debentures due 2000 of Thermo Instrument Systems Inc.); and

                  (viii) modifications, renewals, extensions or refundings of any of the indebtedness, leases, fees or obligations referred to in the preceding clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) or debentures, notes or other evidences of indebtedness issued in exchange therefor;

         provided, however, that Senior Indebtedness shall not include any particular indebtedness, lease, fee or obligation, modification, renewal, extension or refunding or exchanged securities if, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness, lease, fee or obligation or such modification, renewal, extension or refunding thereof or exchanged securities are stated to be not superior in right of payment to the Guarantees.

                  (b) (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Guarantor or to its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Guarantor, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Guarantor or any marshaling of assets of the Guarantor, then the holders of Senior Indebtedness of the Guarantor shall first be entitled to receive payment in full of the principal of (and premium, if any) and interest, including interest thereon accruing after the commencement of any such proceeding, on all Senior Indebtedness of the Guarantor before the holders of any of the Redemption Rights shall be entitled to receive any payment on account of the obligations of the Guarantor pursuant to Section 1, and to that end the holders of Senior Indebtedness of the Guarantor shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect to


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obligations of the Guarantor relating to the Redemption Rights other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 4 with respect to the obligations of the Guarantor relating to the Redemption Rights, to the payment of all Senior Indebtedness of the Guarantor, provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment. For the purposes of this Section, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 3 shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Guarantor.

                  (ii) If under the circumstances set forth in paragraph (b)(i) of this Section, and notwithstanding the provisions thereof, any payment or distribution of assets of the Guarantor of any kind, whether in cash, property, or securities (other than securities of the Guarantor as reorganized or readjusted or securities of the Guarantor or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section with respect to the obligations of the Guarantor relating to the Redemption Rights, to the payment of all Senior Indebtedness of the Guarantor provided that the rights of the holders of Senior Indebtedness of the Guarantor are not altered by such reorganization or readjustment) shall be received by the holders of the Redemption Rights in respect of the obligations of the Guarantor before the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor is paid in full, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Guarantor, ratably, for application to the payment of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor remaining unpaid until all the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Guarantor.

                  (iii) Upon any distribution of assets of the Guarantor referred to in this Section, the holders of the Redemption Rights shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of the Redemption Rights shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of the Redemption Rights for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness of the Guarantor and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section .

               (c) (i) Upon the maturity of any Senior Indebtedness of the Guarantor by lapse of time, acceleration or otherwise, all principal thereof (and premium, if any) and interest due thereon, including interest thereon accruing after the commencement of any proceeding of the type referred to in paragraph (i) of Section (b) above, shall first be paid


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         in full, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the obligations of the Guarantor relating to the Redemption Rights.

                  (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Guarantor, as defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Guarantor, directly or indirectly, on account of the obligations of the Guarantor relating to the Redemption Rights.

                  (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Redemption Rights on account of the Guarantee shall have been applied, pursuant to Section (b) or (c), to the payment of Senior Indebtedness of the Guarantor, then, upon the payment in full of the principal of (and premium, if any) and interest on all Senior Indebtedness of the Guarantor, the holders of the Redemption Rights shall be subrogated to any rights of any holders of Senior Indebtedness of the Guarantor, to receive any further payments or distributions applicable to Senior Indebtedness of the Guarantor until the obligation of the Guarantor in respect of this Guarantee shall have been discharged in full, and such payments or distributions received by the holders of the Redemption Rights by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness of the Guarantor, shall, as between the Guarantor and its creditors other than the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Redemption Rights on account of this Guarantee, on the other hand, be deemed to be a payment by the Guarantor on account of Senior Indebtedness of the Guarantor and not on account of the Redemption Rights.

                  (e) No present or future holder of any Senior Indebtedness of the Guarantor shall be prejudiced in any way in the right to enforce the subordination of this Guarantee by any act or failure to act on the part of the Guarantor. The provisions of this Section 4 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Guarantor, on the one hand, and the holders of the Redemption Rights on account of this Guarantee, on the other hand, against the Guarantor and its assets, and nothing contained in this Section 4 shall impair, as between the Guarantor and the holder of any Redemption Rights, the obligation of the Guarantor, which is unconditional and absolute, to perform in accordance with the terms of this Guarantee or prevent the holder of any Redemption Rights, upon default hereunder or under the terms of such Redemption Rights, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Guarantor under this Section 4 to receive cash, property or securities otherwise payable or deliverable to the holders of the Redemption Rights on account of this Guarantee.

                  (f) Nothing contained in this Section 4 shall prevent at any time, except under the conditions described in Section 4(b) and (c) hereof or during the pendency of any dissolution,


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
winding up, liquidation or reorganization proceedings therein referred to, the Guarantor from performing its obligations under this Guarantee.

         5. The Guarantor shall be subrogated to all rights of the holders of the Redemption Rights against TFG in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guarantee to the end that the Guarantor shall be entitled to receive the shares of TFG Common Stock as to which it makes payments in respect of TFG's redemption obligations hereunder.

         6. This Guarantee shall be governed by and construed in accordance with the laws of Commonwealth of Massachusetts.

         7. The Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Guarantee and to constitute the same a valid obligation of the Guarantor have been done and performed and have happened in due compliance with all applicable laws.

         8. By his acceptance hereof, each Holder acknowledges and agrees that this Guarantee supersedes any and all prior guarantees by Guarantor to such Holder with respect to any redemption obligations of TFG as to its Common Stock.

         WITNESS the facsimile seal of the Guarantor and the facsimile signatures of its duly authorized officers.

Dated:
      ---------------


- -------------------------       [Seal]             -----------------------------
       Secretary                                   President and Chief Executive
                                                             Officer



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